Exhibit 99.1

iAnthus Announces Appeal of Recent Ruling by the Ontario Superior Court of Justice

NEW YORK, NY and TORONTO, ON - November 10, 2021 - iAnthus Capital Holdings, Inc. (“iAnthus” or the “Company”) (CSE: IAN, OTCPK: ITHUF), which owns, operates and partners with regulated cannabis operations across the United States provides an update with respect to the Company’s review of the Ontario Superior Court of Justice’s decision released on October 12, 2021 (the “Decision”).

Background

iAnthus entered into a Restructuring Support Agreement with the Lenders on July 10, 2020, which was amended on June 15, 2021 (together, the “RSA”).1 The RSA contemplated a future recapitalization transaction (the “Recapitalization Transaction”) whereby the principal amount of iAnthus’ liabilities to the Lenders would be reduced and, in exchange, the Lenders would acquire 97.25% of the equity in iAnthus (for further details on the Recapitalization Transaction, see the Company’s Management Information Circular dated August 14, 2020, a copy of which is available under the Company’s SEDAR profile at www.sedar.com).

The RSA contemplated that the Recapitalization Transaction would close by the “Outside Date”, failing which, each of the parties would have the right to terminate. The Outside Date chosen by the parties was initially June 30, 2021, but was extended by agreement among the parties to August 31, 2021 when the RSA was amended.

The Recapitalization Transaction has not closed. Necessary regulatory approvals are outstanding from certain U.S. state cannabis regulators.

On August 23, 2021, the Applicants2 had issued an application (the “Application”) with the Ontario Superior Court of Justice seeking declaratory relief validating their purported unilateral extension of the Outside Date from August 31, 2021 to “the date on which any regulatory approval or consent condition to implementation of the [Recapitalization Transaction] is satisfied or waived”. The Application was heard on the merits on September 23, 2021.

On October 12, 2021, Justice Penny of the Ontario Superior Court of Justice granted the declaration sought by the Applicants and ordered that the Outside Date in the RSA is extended to the date on which all regulatory approvals or consent conditions are satisfied or waived.

Appeal

The Company’s board of directors (the “Board”) reviewed the Decision with its legal advisors and the Board has determined to appeal, as is its right, to the Ontario Court of Appeal. The Company’s Notice of Appeal was served on the Lenders and filed today.

1 “Lenders” refers to the Applicants, Gotham Green Partners, LLC and Gotham Green Admin 1, LLC as well as certain of the Respondents in the Application, Oasis Investments II Master Fund Ltd., Hadron Healthcare and Consumer Special Opportunities Master Fund, Senvest Global (KY), LP, and Senvest Master Fund, LP, who all together are the Respondents on the appeal.

2 “Applicants” refers to Gotham Green Partners, LLC and Gotham Green Admin 1, LLC.

iAnthus will continue to comply with all of its obligations and pursue all of its rights under the RSA. Prior regulatory approvals in New York, Maryland and Massachusetts necessary to close the Recapitalization Transaction are still outstanding.3

About iAnthus

iAnthus owns and operates licensed cannabis cultivation, processing and dispensary facilities throughout the United States. For more information, visit www.iAnthus.com.

COVID-19 Risk Factor

The Company may be impacted by business interruptions resulting from pandemics and public health emergencies, including those related to COVID-19. An outbreak of infectious disease, a pandemic, or a similar public health threat, such as the recent outbreak of COVID-19, or a fear of any of the foregoing could adversely impact the Company by causing operating, manufacturing, supply chain, and project development delays and disruptions, labor shortages, travel, and shipping disruption and shutdowns (including as a result of government regulation and prevention measures). It is unknown whether and how the Company may be affected if such a pandemic persists for an extended period of time, including as a result of the waiver of regulatory requirements or the implementation of emergency regulations to which the Company is subject. Although the Company has been deemed essential and/or has been permitted to continue operating its facilities in the states in which it cultivates, processes, manufactures, and sells cannabis during the pendency of the COVID-19 pandemic, there is no assurance that the Company’s operations will continue to be deemed essential and/or will continue to be permitted to operate. The Company may incur expenses or delays relating to such events outside of its control, which could have a material adverse impact on its business, operating results, financial condition, and the trading price of the Company’s common shares.

Forward Looking Statements

Statements in this news release contain forward-looking statements. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of management, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in Company's reports that it files from time to time with the SEC and the Canadian securities regulators which you should review including, but not limited to, the Company's Annual Report on Form 10-K filed with the SEC. When used in this news release, words such as “will,” could,” plan,” estimate,” expect,” intend,” may,” potential,” believe, “should” and similar expressions, are forward-looking statements. Forward-looking statements may include, without limitation, statements relating to the Company's financial performance, business development, appeal of the Decision, and results of operations and the timing and outcome of the closing of the Recapitalization Transaction.

These forward-looking statements should not be relied upon as predictions of future events, and the Company cannot assure you that the events or circumstances discussed or reflected in these statements will be achieved or will occur. If such forward-looking statements prove to be inaccurate, the inaccuracy may be material. You should not regard these statements as a representation or warranty by the Company or any other person that it will achieve its objectives and plans in any specified timeframe, or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The Company disclaims any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this news release or to reflect the occurrence of unanticipated events, except as required by law.

The Canadian Securities Exchange has not reviewed, approved or disapproved the content of this news release.

CONTACT INFORMATION

Corporate/Investors:
Julius Kalcevich, CFO
iAnthus Capital Holdings, Inc.
1-646-518-9411
investors@ianthuscapital.com

For Media:
Greg Marose / Charlotte Kiaie
MKA Communications
1-646-386-0091

ianthus@mkacomms.com

3 In New Jersey, a change of control approval is not required at the present time because the Company is awaiting approval by the Cannabis Regulatory Commission (“CRC”) for the Company to close its acquisition of 100% of the equity interests in New Jersey license holder MPX New Jersey, LLC (“MPX NJ”), pursuant to certain contractual agreements (the “Agreements”, and the approval application before the CRC, the “Amended Permit Application”). Upon any such approval thereof and the closing of the acquisition of all equity interests of MPX NJ within no later than five (5) business days thereafter, as set forth in the Agreements, a prior regulatory approval from the CRC for the change of beneficial ownership of MPXNJ that would result from the Recapitalization Transaction will be required as a condition to closing under the RSA.